Exhibit 99.5
FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT
Parties and Effective Date
     This employment Agreement (the “Agreement”) is dated and effective as of December 31, 2007 (the “Effective Date”) by and between Rockland Trust Company, a Massachusetts trust company (the “Company”) and Gerard Nadeau of East Bridgewater, Massachusetts (the “Executive”) and is amended and restated as of November 20, 2008 to comply with the requirements of Section 409A of the Code. Capitalized terms used in this Agreement have the meaning set forth in the section below entitled “Definitions.”
Employment Agreement
     In consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Employment; Position and Duties; Exclusive Services
     (a) Employment. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, upon the terms and conditions in this Agreement.
     (b) Position and Duties/Company. The Executive agrees to act as Executive Vice President of the Commercial Loan Division for the Company, and to perform such other reasonable duties as may be assigned to him by the President and Chief Executive Officer of the Company. The Executive shall report to the President and Chief Executive Officer of the Company.
     (c) Exclusive Services. Except for illness or incapacity, the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company, and its affiliates, shall not be engaged in any other business activity, and shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the President and Chief Executive Officer; provided, however, that nothing in this Agreement shall preclude the Executive from devoting reasonable time during reasonable periods required for any or all of the following:
          (i) serving, in accordance with the Company’s policies and with the prior approval of the President and Chief Executive Officer of the Company, as a director or member of a committee of any other company or organization involving no actual or potential conflict of interest with the Company, or any of its subsidiaries or affiliates;
          (ii) investing personal assets in businesses in which the Executive’s participation is solely that of a passive investor in such form or manner as will not require any services on the part of the Executive in the operation or affairs of such businesses and in such form or manner which will not create any conflict of interest with, or create the appearance of any conflict of interest with, the Executive’s duties at the Company;

provided, however, that such activities in the aggregate shall not materially adversely affect or interfere with the performance of the Executive’s duties and obligations to the Company hereunder.
2. Term of Employment
     The term of this Agreement shall begin on the Effective Date and end either “at will” by either party upon written notice of termination by one party given to the other at least fourteen (14) days prior to the termination date specified in the notice or as otherwise specified in Section 5 of this Agreement (the “Term”).
3. Cash Compensation
     As compensation to the Executive for all services to be rendered in any capacity hereunder, the Company shall, commencing April 1, 2008, pay the Executive an annual base salary of Two Hundred Forty Thousand Dollars ($240,000.00) per annum, payable no less frequently than bi-weekly (“Base Salary”). The Board may at its discretion review the compensation provisions of this Agreement and shall have the authority to pay an increased Base Salary, or bonus, or other additional compensation to the Executive.
4. Benefits
     (a) Travel and Business-Related Expenses. The Executive shall be provided with a Company owned automobile in accordance with the policies of the Company regarding automobiles. The Executive shall be reimbursed in accordance with the policies of the Company for travel and other reasonable expenses incurred in the performance of the business of the Company.
     (b) Group Life Insurance. The Company agrees to include the Executive under the Company’s group term life insurance policy in accordance with the policies of the Company. The Company shall pay all premiums for such coverage.
     (c) Sick Leave/Disability. The Executive will enjoy the same sick leave and short term and long term disability coverage as in effect for employees of the Company generally.
     (d) Retirement Plans. The Executive will be eligible to participate in the Company’s retirement benefit plans each in accordance with the terms of such plans as in effect.
     (e) Vacation/Holidays. The Executive will receive four (4) weeks paid vacation, on an “as earned” basis each year and will receive ten (10) holidays each year.
     (f) Insurance. During the Term, the Executive shall participate in all insurance programs (medical, dental, surgical, hospital) adopted by the Company, including dependent coverage, to the same extent as other executives of the Company.
     (g) Incentive Compensation Plan. The Executive shall be eligible to participate in the Company’s Executive Incentive Compensation Plan, in accordance with the terms of such plan as in effect.

     (h) Taxes. Except as otherwise specifically provided herein, the Executive recognizes that some or all of the foregoing benefits and those set forth in Section 3 may give rise to a federal and/or state income tax liability, and agrees to be responsible for such liability.
     (i) Supplemental Executive Retirement Plan. The Executive will participate in the Rockland Trust Supplemental Executive Retirement Plan (“SERP”), a non-qualified plan on terms and conditions and with benefits comparable to those applicable and available to similarly situated executives of the Company.
5. Termination of Employment
     (a) Termination For Cause; Resignation Without Good Reason.
          (i) If the Executive’s employment is terminated by the Company for Cause or if the Executive resigns from his employment for any reason other than for Good Reason or after a Change of Control, the Executive shall have no right to receive compensation or other benefits for any period after such Termination for Cause or resignation for any reason other than for Good Reason or after a Change of Control except as may be required by law and except that the Executive’s rights to exercise his stock options in the event his employment terminates shall be governed by the Independent Bank Corp. 2005 Employee Stock Plan and/or any other relevant stock option plan, as appropriate (the “Plans”) and the relevant stock option agreement.
          (ii) The Company may terminate the Executive for Cause by giving the Executive thirty (30) business days’ prior written notice, during which period the Company shall give the Executive an opportunity to cure and a reasonable opportunity to be heard by the Compensation Committee of the Board to show just cause for his actions, and to have the Compensation Committee of the Board, in its discretion, reverse or rescind the prior action of the Company terminating the Executive for Cause. During the thirty (30) notice period, the Executive may at the discretion of the Company be suspended without pay in the case of a pending termination pursuant to clauses (B), (C), or (D) within the Definition of Cause (with all pay withheld during the suspension period to be reinstated retroactively in the event pending termination is rescinded or is not completed by the end of the notice period) or be placed on administrative leave with pay in the case of a pending termination pursuant to clauses (A), (E), (F), or (G) within the Definition of Cause.
          (iii) The Executive may resign for “Good Reason” by giving the Company thirty (30) business days’ prior written notice and, during such thirty-day period, an opportunity to cure.
          (iv) The date of termination of employment by the Company for purposes of Section 5 shall be the date that the written notice of termination from the Company to the Executive is written, and the Company agrees to use all good faith efforts to deliver the written notice to the Executive as soon as possible after the notice is written. The date of a resignation by the Executive for purposes of Section 5 shall be the later of the date specified in the written notice of resignation from the Executive to the Company or the date notice is received by the Company.

     (b) Termination Without Cause; Resignation for Good Reason. If during the term of this Agreement either (A) the Executive’s employment with the Company and/or any of its parent, subsidiaries or affiliates is terminated for any reason other than death, disability or for Cause, or (B) the Executive resigns for Good Reason from employment with the Company and/or any of its parent, subsidiaries or affiliates, the Executive shall be entitled:
•	to receive then current Base Salary for a period of twelve (12) months from the termination or resignation date, payable at such times as such Base Salary would be payable as if no such termination or resignation had occurred;
•	to continue participation in the plans and arrangements described in clauses (b) and (f) of Section 4 (to the extent permissible by law and the terms of such plans and arrangements) for a period of twelve (12) months after such termination or resignation (the “Continuation Period”) or, to the extent at any time following termination of this Agreement and during the Continuation Period that the plans and arrangements described in clauses (b) and (f) of Section 4 are discontinued or terminated and no comparable plans in which the Executive is permitted to continue participation are established in their place, then to receive a gross bonus payment in an amount which after payment therefrom of all applicable federal and state income and employment taxes, will equal the pre-tax cost to the Company at the time of the termination or discontinuation of any such plans, attributable to the Executive’s participation in the plans and arrangements described in clauses (b) and (f) of Section 4 for the Continuation Period (the “Benefits Termination Payment”), less any portion which the Company has already paid on behalf of the Executive during the Continuation Period. The Company shall make the Benefits Termination Payment shall be due to the Executive immediately upon the date of termination or discontinuation of any applicable plan; and
•	to have all stock options which have been granted to the Executive to immediately become fully exercisable and to remain exercisable for a period of three (3) months after the employment termination date in accordance with the terms of the Plans and the relevant stock option agreement.
If the provisions of Section 5(c) are applicable to any termination or resignation of employment, the Executive’s rights shall be governed by Section 5(c). The subsequent disability or obtaining of a new position by the Executive does not mitigate or cease the obligations of the Company under this paragraph.
     (c) Change in Control.
          (i) If during the term of this Agreement, any of the events constituting a Change of Control shall be deemed to have occurred, and following such Change of Control, either (A) the Executive’s employment with the Company and/or any of its parent, subsidiaries, affiliates, or successors by merger or otherwise as a result of the Change of Control, is terminated for any reason, other than death, disability or for Cause, or (B) the Executive resigns for any reason from employment with the Company and/or any of its parent, subsidiaries, affiliates, or successors by merger or otherwise, during the 30 day period immediately following the first anniversary of the effective date of the Change of Control as a result of the Change of

Control, the Executive shall be entitled to:
•	receive three (3) times his then current Base Salary and to receive an amount equal to three (3) times the greater of (a) the aggregate amount of incentive payments made to the Executive during the twelve (12) months preceding the date of termination of this Agreement without “Cause” or resignation for any reason, or (b) the aggregate amount of incentive payments made to the Executive during the twelve (12) months preceding the Change of Control, or (c) the calculated Plan award, in, each case pursuant to any incentive compensation plan, including without limitation, the Company’s Executive Performance Incentive Plan, as amended from time to time, in each case payable in a lump sum cash payment immediately following such termination or resignation;
•	continue participation in the plans and arrangements described in clauses (b) and (f) of Section 4 (to the extent permissible by law and the terms of such plans and arrangements) for the period of thirty-six (36) months after such termination or resignation (the “Benefits Period”);
•	have all stock options which have been granted to the Executive to immediately become fully exercisable and to remain exercisable for a period of three (3) months after the termination or resignation date (as the case may be), in accordance with the terms of the Plan and the relevant stock option agreement; and, to
•	receive any change of control benefits as provided in the SERP.
Except as set forth in last sentence of this paragraph, any amount of the severance pay that exceeds two times the lesser of: (i) the Executive’s annualized compensation, as defined in Section 409A of the Code for the calendar year preceding the termination of employment, or (ii) the maximum amount that may be taken into account under Section 401(a)(17) of the Code for the year of termination ($230,000 for 2008), shall be paid no earlier than the date that is six (6) months following the Executive’s separation from service (within the meaning of Code Section 409A(a)(2)(A)(i) of the Code, unless the Executive is not a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) immediately prior to such separation from service. If there is any delay in the payment of the severance pay due to the operation of the preceding sentence, then once the conditions to payment have been met such payment will be paid in a lump sum with interest from the date the Executive’s employment terminates at a rate of interest equal to the 6-month Treasury Bill rate in effect on the date of termination. If the Executive dies after the date his employment terminates, but before the lump sum amount is paid, the lump sum shall be paid to the Executive’s spouse or other designated heir.
          (ii) In the event any amount payable as compensation to the Executive under this Agreement when aggregated with any other amounts payable as compensation to the Executive other than pursuant to this Agreement would constitute a Parachute Payment, the amount payable as compensation under Section 5(c)(i) of this Agreement shall be reduced (but not below zero) to the largest amount which is not a Parachute Payment when aggregated with any other amounts payable as compensation to the Executive other than pursuant to this Agreement. The initial determination of amounts that constitute Parachute Payments shall be made in good faith by the Company. Notwithstanding the foregoing, if the Executive proves to the satisfaction of the Compensation Committee of the Company’s Board (if no such Compensation Committee then is in existence, then any other committee of the Board then performing the functions of a compensation committee) with clear and convincing evidence that all or any portion of the amount of the reduction provided in the preceding sentence would not constitute a Parachute Payment and that the Company’s tax reporting position in regard to the payment is overwhelmingly likely to be sustained, then the reduction provided in the preceding sentence shall be adjusted to permit payment of so much of such reduction as the Compensation Committee determines will result in the largest amount which would not constitute a Parachute Payment.
     (d) Mitigation; Legal Fees. The Executive shall not be required to mitigate the amount of any payment provided for in either Section 5(b) or Section 5(c)(i) by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Section 5(b) or Section 5(c)(i) be reduced by any compensation earned by the Executive as a result of self-employment or employment by another employer, by retirement benefits or by offset against any amount claimed to be owed by the Executive to the Company or otherwise. Following a Change of Control, the Company agrees to pay, as incurred, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement) plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.
     (e) Termination By Reason of Death or Disability.
          (i) Notwithstanding anything to the contrary contained in this Agreement, the employment hereunder of the Executive shall be automatically terminated upon the death of the Executive after which time the Company shall have no further obligation to the Executive or his estate for any compensation or benefits hereunder, except to the extent any compensation or benefits are due to the Executive or his estate for any period prior to his death, provided, however, that this Section 5(e)(i) shall not affect in any manner any other benefits to which the Executive or his estate may be entitled or which may vest or accrue upon his death under any arrangement, plan or program (other than this Agreement) with the Company, by law or otherwise.
          (ii) Notwithstanding anything to the contrary contained in this Agreement, the employment hereunder of the Executive may be terminated by reason of disability, upon written notice to the Executive, in the event of the inability of the Executive to substantially perform his duties hereunder contemplated by this agreement by reason of injury (physical or mental), illness (physical or mental) or otherwise, incapacitating the Executive for a continuous period exceeding one hundred and eighty (180) days, as certified by a physician selected by the Company in good faith, and the Company shall have no further obligation under this Agreement to the Executive for any compensation or benefits hereunder, except to the extent any compensation or benefits are due to the Executive for any period prior to his termination by reason of disability, provided, however, that this Section 5(e)(ii) shall not affect in any manner other benefits to which the Executive may be entitled or which may accrue or vest upon his disability and the Executive shall be entitled to receive such compensation and benefits during and after such period of disability as the Company’s policies and procedures in effect from time to time provide for similarly situated executives, as if the Executive and the Company had not entered into this Agreement.
     The Executive’s rights to exercise his stock options in the event of termination of his employment by reason of his death or disability shall be governed by the Plans and the relevant stock option agreement.
     6. Confidentiality and Non-Solicitation.
     (a) Confidentiality. The Executive recognizes and acknowledges as an employee of the Company he will have access to, become acquainted with, and obtain financial information and knowledge relating to the business, financial condition, methods of operation and other aspects of the Company, its parent, subsidiaries and affiliates (“Affiliated Companies”) and their customers, employees and suppliers, some of which information and knowledge is confidential and proprietary and that the Executive could substantially detract from the value and business prospects of the Affiliated Companies in the event, while employed by the Company or any time thereafter, the Executive were to disclose to any person not related to the Affiliated Companies or use such information and knowledge for his or such other person’s advantage. Accordingly, the Executive hereby agrees that he will not disclose to any person, other than directors, officers, employees, accountants, lawyers, consultants, advisors, agents and representative of, or other persons related to, the Affiliated Companies on a need to know basis in the course of carrying out his duties hereunder, any knowledge or information of a confidential nature pertaining to the Affiliated Companies, or their successors and assigns, including without limitation, all unpublished matters relating to the business, properties, accounts, books and records, business plan and customers of the said corporations, or their successors and assigns, except with the prior written approval of the Board, or except as may be required by law or as the Executive reasonable determines to be necessary to defend or enforce his rights under this Agreement.
     (b) Equitable Relief. The Executive acknowledges and agrees (i) that the provisions of this Section 6 are reasonable and necessary for the protection of the Company, its subsidiaries and affiliates or its or their successors and assigns, and (ii) that the remedy at law for any breach by him of the provisions of this Section 6 will be inadequate and, accordingly, the Executive hereby agrees that in the case of any such breach (x) the Company or its successors and assigns shall be entitled to injunctive relief, in addition to any other remedy they may have, and (y) the Executive shall forfeit any future payments or benefits to which he might be entitled hereunder.
     (c) Non-Solicitation. For a period of one (1) year after the Executive receives any compensation pursuant to this Agreement he will not (i) with the exception of mass mailings or other broad based marketing efforts, directly or indirectly, solicit, divert or take away, any Major Customer of the Affiliated Companies or other successors and assigns. As used herein, “Major Customer” shall mean any customer of the Affiliated Companies who either has maintained an average deposit balance of at least $100,000 or has maintained or obtained a credit facility of at least $100,000 from the Affiliated Companies during the term of this Agreement, or (ii) directly or indirectly induce or attempt to influence any employee of the Affiliated Companies, or their successors and assigns, to terminate his employment.

     (d) Enforceability. The covenants on the part of the Executive contained in this Section 6 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants. This Section shall survive the termination of this Agreement. The period and the scope of the restrictions on the Executive set forth herein are divisible so that if any provision of this Section 6 is invalid, that provision shall be automatically modified to the extent necessary to make it valid.
     (e) Jurisdiction. Subject to Section 7, the Executive hereby submits to the exclusive jurisdiction of the courts of Massachusetts and the Federal courts of the United States of America located in such state in respect to the interpretation and enforcement of the provisions of this Section 6, and subject to Section 7, the Executive hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Section 6, that the Executive is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that the Executive’s property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that venue is improper.
7. Disputes
     (a) Any dispute relating to this Agreement, or to the breach of this Agreement,, arising between the Executive and the Company shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”), which arbitration may be initiated by any party hereto by written notice to the other of such party’s desire to arbitrate the dispute. The arbitration proceedings, including the rendering of an award, shall take place in Boston, Massachusetts, and shall be administered by the AAA.
     (b) The arbitrator shall be appointed within thirty (30) days of the notice of dispute, and shall be chosen by the parties from the names of available arbitrators furnished to the parties in list form by the AAA. The parties may review and reject names of available arbitrators from up to an aggregate of three lists furnished to the parties by the AAA. If, after having been furnished three lists of arbitrators, the parties cannot agree on one available arbitrator, either party may request that the AAA appoint an arbitrator to arbitrate the dispute.
     (c) The award of the arbitrator shall be final except as otherwise provided by the laws of the Commonwealth of Massachusetts and the federal laws of the United States, to the extent applicable. Judgment upon such award may be entered by the prevailing party in any state or federal court sitting in Boston, Massachusetts.
     (d) No arbitration proceedings hereunder shall be binding upon or in any way affect the interests of any party other than the Company, or its successors and the Executive, with respect to such arbitration.
     (e) Notwithstanding the foregoing, the Company shall have the right to apply to any court of competent jurisdiction for a temporary restraining order, preliminary, injunction or other interim equitable relief to which it may be entitled in connection with any alleged violations of Section 6 of this Agreement.

8. Indemnification
     The Company shall indemnify the Executive to the full extent permitted by Massachusetts law, which indemnification may require the advance of expenses, including legal fees, to the Executive, if and to the extent permitted by law. In the event of any claim for indemnification by the Executive, the Executive shall deliver written notice of any such claim promptly upon such a claim being made known to the Executive, which notice shall set forth the basis for such claim. The Company shall have the right to undertake the defense of such claim with counsel of its choice. The Company shall make said election within 15 business days of receipt of notice. If it does not so elect, then Executive is free to engage in counsel of its own choosing. If the Company has a conflict between executives as a result of said claim, then Executive shall have right to have independent counsel. During the Term and thereafter for so long as the Executive shall be subject to suit for liability for acts or omissions in connection with service as an officer or director of the company or service in other capacities at its request, the Company shall cause the Executive to be covered under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with such service. The coverage provided to the Executive pursuant to this section 8 shall be of the same scope and on the same terms and conditions as the coverage (if any) then provided to other officers or directors of the Company.
9. Non-Disclosure Commitments
     Other than as to the Company, the Executive hereby represents and warrants that he is not a party to or otherwise bound by any contracts, agreements or arrangements which contain covenants limiting the freedom of the Executive to compete in any line of business or with any person or entity, or which provide that the Executive must maintain the confidentiality of, or prohibit the Executive from using, any information in the context of his professional or personal activities. The Executive further represents and warrants that neither the execution nor delivery of this Agreement nor the performance by the Executive of his duties hereunder will cause any breach of any contract, agreement or arrangement to which he is a party or by which he is bound.
10. Arm’s Length Negotiations; Representation By Counsel
     The parties to this Agreement agree that this Agreement has been negotiated by each in an arm’s length transaction. The Executive acknowledges that he has had the opportunity to be represented by legal counsel in connection with this Agreement.
11. Tax Withholding
     Payments to the Executive of all compensation contemplated under this Agreement shall be subject to all applicable legal requirements with respect to the withholding of taxes and other deductions required by law.
12. Non-Assignability; Binding Agreement

     Neither this Agreement nor any right, duty, obligation or interest hereunder shall be assignable or delegable by the Executive without the Company’s prior written consent; provided, however, that (i) nothing in this Section shall preclude the Executive from designating any of his beneficiaries to receive any benefits payable thereunder upon his death or disability, or his executors, administrators, or other legal representatives, from assigning any rights hereunder to the person or persons entitled thereto, and (ii) any successor to the Company pursuant to any merger or consolidation involving the Company, and any purchaser of all or substantially all the assets of the Company, shall succeed to the rights and assume the obligations of the Company under this Agreement, and the Company covenants that it will not enter into or consummate any such transaction which does not make express provision for such succession and assumption. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors to or assigns of the Company, the Executive’s heirs and the personal representatives of the Executive’s estate.
13. Amendment; Waiver
     This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by the parties hereto. The waiver by any party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any provision of this Agreement.
14. Notices
     Any notice hereunder by either party to the other shall be given in writing by personal delivery, telex, telecopy or certified mail, return receipt requested, to the applicable address set forth below:

(i) To the Company	Rockland Trust Company
288 Union Street
Rockland, MA 02370
Attn.: President

(ii) To the Executive:	Gerard Nadeau
6 Sandy Hill Drive
East Bridgewater, MA 02324
(or such other address as may from time to time be designated by notice by either party hereto for such purpose). Notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by telex or telecopy, on the business day following receipt of answer back or telecopy confirmation or if by certified mail, on the date shown on the applicable return receipt.
15. Governing Law
     This Agreement is to be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts. If, under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement, and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion thereof.
16. Supersedes Previous Agreements
     This Agreement constitutes the entire understanding between the Company and the Executive relating to the employment of the Executive by the Company and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement.
17. Definitions
     The capitalized terms used in this Agreement have the meanings set forth below:
     “AAA” has the meaning set forth in Section 7 of this Agreement.
     “Affiliated Companies” has the meaning set forth in Section 6 of this Agreement.
     “Agreement” means this Employment Agreement.
     “Base Salary” has the meaning set forth in Section 3 of this Agreement.
     “Board” means the Rockland Trust Company Board of Directors or one of its duly appointed committees.
     “Cause” shall refer to the Company’s termination of the Executive’s service with the Company at any time because the Executive has: (A) refused or failed, in any material respect, other than due to illness, injury, or absence authorized by the Company or required by law, to devote his full normal working time, skills, knowledge, and abilities to the business of the Company, its subsidiaries and affiliates, and in promotion of their respective interests; or (B) engaged in (1) activities involving his personal profit as a result of his dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation or breach of fiduciary duty, or (2) dishonest activities involving the Executive’s relations with the Company, its subsidiaries and affiliates or any of their respective employees, customers or suppliers; or (C) committed larceny, embezzlement, conversion or any other act involving the misappropriation of Company or customer funds in the course of his employment; or (D) been convicted of any crime which reasonably could affect in a materially adverse manner the reputation of the Company or the Executive’s ability to perform the duties required hereunder; or (E) committed an act involving gross negligence on the part of the Executive in the conduct of his duties hereunder; or (F) evidenced a drug addiction or dependency; or (G) otherwise materially breached this Agreement.
     “Change of Control” shall mean if during the Term of this Agreement (A) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Holding Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of Holding Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (x) a majority of the outstanding common stock of the Holding Company or the Company, or (y) securities of either the Holding Company or the Company representing a majority of the combined voting power of the then outstanding voting securities of either the Holding Company or the Company, respectively; or (B) during any period of two consecutive years following the date hereof, individuals who at the beginning of that year period constitute the Board of the Holding Company cease, at any time after the beginning of such period, for any reason to constitute a majority of the Board of the Holding Company, unless the election of each new director was nominated or approved by at least two thirds of the directors of the Board then still in office who were either directors at the beginning of the two year period or whose election or whose nomination for election was previously so approved; or (C) the consummation of a merger or consolidation or sale or other disposition of all or substantially all of the assets of the Holding Company (a “Corporate Transaction”); excluding a Corporate Transaction in which the stockholders of the Holding Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own(as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than majority of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or (D) the approval of the Holding Company’s stockholders of any plan or proposal for the liquidation or dissolution of the Holding Company. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (A) solely as the result of an acquisition of securities by the Holding Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of share of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; however that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional share of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Holding Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (A).
     “Code” means the Internal Revenue Code of 1986, as currently amended and as may be amended and in effect in the future.
     “Company” means Rockland Trust Company.
     “Continuation Period” shall have the meaning set forth in Section 5(b) of this Agreement.
     “Effective Date” has the meaning set forth in the paragraph of this Agreement entitled “Parties and Effective Date.”
     “Executive” has the meaning set forth in the paragraph of this Agreement entitled “Parties and Effective Date.”

     “Good Reason” means the resignation of the Executive within four months after (A) the Company, without the express written consent of the Executive, materially breaches this Agreement to the substantial detriment of the Executive; or (B) the Board or the Chief Executive Officer, without Cause, substantially changes the Executive’s core duties or removes the Executive’s responsibility for those core duties, so as to effectively cause the Executive to no longer be performing the duties of an executive in the capacity for which the Executive was hired.
     “Holding Company” means Independent Bank Corp.
     “Major Customer” has the meaning set forth in Section 6 of this Agreement.
     “Parachute Payment” shall have the meaning given to parachute payments set forth in section 280G(b)(2)(A) of the Code (relating to the quantification of parachute payments) determined without regard to the provisions of section §280G(b)(4) of the Code (relating to the exclusion of reasonable compensation from parachute payments).
     “Plans” has the meaning set forth in Section 5 of this Agreement.
     “SERP” has the meaning set forth in Section 4 of the Agreement.
     “Term” has the meaning set forth in Section 2 of this Agreement.
18. Counterparts
     This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but which together constitute one and the same instrument.
     The parties have executed this Agreement as a Massachusetts instrument under seal as of the Effective Date:

ROCKLAND TRUST COMPANY

By:

Its:

GERARD NADEAU